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                                                                    EXHIBIT 23.2

                       Independent Accountants' Consent

          We consent to the incorporation by reference in this Registration Statement of Entravision Communications Corporation on Form S-8 of our report, dated February 5, 2001, appearing in the Annual Report on Form 10-K of Entravision Communications Corporation for the year ended December 31, 2000.

/s/ McGladrey & Pullen, LLP
Pasadena, California
February 14, 2002